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Hilton Reports First Quarter Results, Raises Full Year Outlook

MCLEAN, VA (May 2, 2017) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its first quarter 2017 results. The Company completed the spin-offs of Park Hotels & Resorts Inc. ("Park") and Hilton Grand Vacations Inc. ("HGV") on January 3, 2017 (the "spin-offs"). All results herein present the performance of Hilton giving effect to the spin-offs, with the historical financial results of Park and HGV reflected as discontinued operations. Additionally, all share and share-related information presented herein have been retroactively adjusted to reflect the 1-for-3 reverse stock split of Hilton's outstanding common stock that occurred on January 3, 2017 (the "Reverse Stock Split"). Highlights include:

•	Diluted EPS from continuing operations for the first quarter was $0.22 and diluted EPS, adjusted for special items, was $0.38

•	Net income for the first quarter was $75 million

•	Adjusted EBITDA for the first quarter was $424 million, an increase of 16 percent from pro forma Adjusted EBITDA for the first quarter of 2016

•	Adjusted EBITDA margin was 55.4 percent, an increase of 550 basis points from pro forma Adjusted EBITDA margin for the first quarter of 2016

•	System-wide comparable RevPAR increased 3.0 percent on a currency neutral basis for the first quarter compared to the prior year, achieving high end of guidance

•	Added 7,800 net rooms in the first quarter, representing 20 percent growth from the same period in 2016

•	Approved 27,000 new rooms for development during the first quarter, growing Hilton's development pipeline to a record 325,000 rooms, representing 16 percent growth from March 31, 2016

•
Initiated a stock repurchase program in March and repurchased 1.2 million shares of Hilton common stock for an aggregate cost of $70 million during the first quarter, and 2.1 million shares at an aggregate cost of $123 million through April 2017

•
Executed financing transactions during the first quarter that collectively lowered weighted average cost of debt by 25 basis points, reduced interest rate risk and extended weighted average debt maturities by nearly 1.5 years

•	Raised Adjusted EBITDA guidance for full year 2017 to between $1,860 million and $1,900 million, an increase of $20 million at the midpoint

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We are extremely pleased with our first quarter as a simplified, fee-driven business following completion of the spin-offs of Park and HGV. We exceeded the high end of our Adjusted EBITDA and diluted EPS, adjusted for special items, guidance in the quarter and, as a result, we are raising these guidance ranges for the full year. Strong development momentum continued into 2017, and we expect another record year for construction starts, openings and net unit growth. We opened nearly 10,000 rooms in the quarter and approved nearly 27,000 rooms for development, a third of which are for our newest brands."

As a result of the January 2017 spin-offs of Park and HGV, Hilton stockholders of record as of the close of business on December 15, 2016 received one share of Park common stock for every five shares of Hilton common stock and one share of HGV common stock for every ten shares of Hilton common stock.

In March 2017, HNA Tourism Group Co., Ltd. and certain of its affiliates acquired 82.5 million shares of Hilton common stock, or a 25 percent equity interest, from affiliates of The Blackstone Group L.P., establishing a long-term strategic investment in Hilton.

For the first quarter of 2017, system-wide comparable RevPAR grew 3.0 percent primarily from increased occupancy. Management fee and franchise fee revenues increased as a result of increases in RevPAR of 2.7 percent and 2.9 percent, respectively, at comparable managed and franchised hotels, as well as from the addition of new managed and franchised properties to Hilton's portfolio.

Q1 2017 vs. Q1 2016 Pro Forma Results

For the three months ended March 31, 2017, diluted earnings per share ("EPS") from continuing operations was $0.22 compared to $0.68 on a pro forma basis for the three months ended March 31, 2016, and diluted EPS, adjusted for special items, was $0.38 for the three months ended March 31, 2017 compared to $0.24 on a pro forma basis for the three months ended March 31, 2016. Income from continuing operations, net of taxes was $75 million for the three months ended March 31, 2017 compared to $223 million on a pro forma basis for the three months ended March 31, 2016. Adjusted EBITDA increased 16 percent to $424 million for the three months ended March 31, 2017 compared to $367 million on a pro forma basis for the three months ended March 31, 2016. Management and franchise fees increased five percent and eight percent, respectively, compared to the pro forma three months ended March 31, 2016.

Q1 2017 vs. Q1 2016 Actual Results

For the three months ended March 31, 2017, diluted EPS from continuing operations was $0.22 compared to $0.58 for the three months ended March 31, 2016, and diluted EPS, adjusted for special items, was $0.38 for the three months ended March 31, 2017 compared to $0.15 for the three months ended March 31, 2016. Income from continuing operations, net of taxes was $75 million for the three months ended March 31, 2017 compared to $191 million for the three months ended March 31, 2016. Adjusted EBITDA was $424 million for the three months ended March 31, 2017 compared to $315 million for the three months ended March 31, 2016.

Development

Hilton opened 70 hotels consisting of 9,900 rooms in the first quarter of 2017. Hilton achieved net unit growth of 7,800 rooms during the first quarter of 2017, which is 20 percent higher than in the first quarter of 2016.

As of March 31, 2017, Hilton's development pipeline totaled approximately 325,000 rooms at 2,084 hotels throughout 99 countries and territories, including 34 countries and territories where Hilton does not currently have any open hotels. Approximately 166,000 rooms, or more than half of the pipeline, were located outside of the United States. Additionally, approximately 168,000 rooms in Hilton's pipeline were under construction, with construction starts in the first quarter of 2017 up nearly 50 percent from the same period in 2016.

In January 2017, Hilton launched its 14th brand, Tapestry Collection by Hilton, with the first property expected to open in the second quarter of 2017. Tru by Hilton, launched in 2016, had nearly 425 hotels in the pipeline or in various stages of approval as of April 17, 2017, and the first Tru opened in Oklahoma City in April.

Balance Sheet and Liquidity

During the first quarter of 2017, Hilton:

•
issued $900 million aggregate principal amount of 4.625% Senior Notes due 2025 and $600 million aggregate principal amount of 4.875% Senior Notes due 2027 and used the net proceeds along with available cash to repay $1.5 billion aggregate principal amount of 5.625% Senior Notes due 2021; and

•
amended $750 million of its outstanding senior secured term loan facility (the "Term Loans") to extend the maturity date, such that the entire outstanding balance of the Term Loans of $3,959 million matures in October 2023, and amended the entire outstanding balance to provide for a reduced interest rate.

As of March 31, 2017, Hilton had $6.7 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.0 percent, a decrease of 25 basis points from December 31, 2016. As a result of the financing transactions, Hilton extended its weighted average debt maturities by nearly 1.5 years, with no material maturities until 2023.

Total cash and cash equivalents were $986 million as of March 31, 2017, including $124 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of March 31, 2017.

In February 2017, Hilton's board of directors authorized a stock repurchase program of up to $1 billion of the Company's common stock. During the first quarter of 2017, Hilton repurchased 1.2 million shares of common stock at a cost of approximately $70 million at an average price per share of $57.67. Through April 2017, Hilton repurchased 2.1 million shares for approximately $123 million at an average price per share of $57.62.

In March 2017, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $50 million. In May 2017, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before June 2, 2017 to holders of record of its common stock as of the close of business on May 12, 2017.

Outlook

Share-based metrics in Hilton's outlook do not include the effect of potential share repurchases.

Full Year 2017

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2016.

•	Diluted EPS from continuing operations, before special items, is projected to be between $1.58 and $1.65.

•	Diluted EPS, adjusted for special items, is projected to be between $1.73 and $1.81.

•	Net income is projected to be between $529 million and $554 million.

•	Adjusted EBITDA is projected to be between $1,860 million and $1,900 million.

•	Management and franchise fee revenue is projected to increase between 7 percent and 9 percent compared to 2016 on a pro forma basis.

•	Capital expenditures, excluding amounts reimbursed by hotel owners, are expected to be between $150 million and $200 million.

•	Cash available for capital return is projected to be between $900 million and $1 billion.

•	General and administrative expenses are projected to be flat compared to 2016.

•	Net unit growth is expected to be approximately 50,000 rooms to 55,000 rooms.

Second Quarter 2017

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to the second quarter of 2016.

•	Diluted EPS from continuing operations, before special items, is projected to be between $0.47 and $0.51.

•	Diluted EPS, adjusted for special items, is projected to be between $0.47 and $0.51.

•	Net income is projected to be between $156 million and $173 million.

•	Adjusted EBITDA is projected to be between $490 million and $510 million.

•	Management and franchise fee revenue is projected to increase between 7 percent and 9 percent compared to the second quarter of 2016 on a pro forma basis.

Conference Call

Hilton will host a conference call to discuss first quarter 2017 results on May 2, 2017 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at http://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/financial-reporting/quarterly-results/2017.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 6667123. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10104292.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources, the spin-offs and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests, management and franchise agreements, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States of America ("U.S"), and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; net debt to Adjusted EBITDA ratio; and trailing twelve month financial information. See the schedules to this press release including the "Definitions" section for additional information and reconciliations of such non-GAAP financial measures.

Pro Forma Financial Information

This press release includes an unaudited pro forma condensed consolidated statement of operations, pro forma net income and diluted EPS, adjusted for special items, pro forma Adjusted EBITDA, pro forma Adjusted EBITDA margin and pro forma net debt to Adjusted EBITDA ratio for Hilton adjusted to reflect the spin-offs. The unaudited pro forma financial information has been prepared to reflect the spin-offs as if they had occurred on January 1, 2016. See “Definitions—Pro Forma Adjustments” for additional details. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what Hilton's results of operations would actually have been had the spin-offs occurred on the date indicated or what Hilton's results of operations will be after giving effect to the completion of the spin-offs.

In addition to the pro forma financial information herein, refer to Hilton's Current Report on Form 8-K filed with the SEC on January 4, 2017 for additional information.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 14 world-class brands comprising nearly 5,000 properties with more than 812,000 rooms in 103 countries and territories. Hilton is dedicated to fulfilling its mission to be the world's most hospitable company by delivering exceptional experiences – every hotel, every guest, every time. The Company's portfolio includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning guest loyalty program, Hilton Honors. Hilton Honors members who book directly through preferred Hilton channels have access to instant benefits, including a flexible payment slider that allows members to choose exactly how many Points to combine with money, an exclusive member discount that can't be found anywhere else and free standard Wi-Fi. Visit newsroom.hilton.com for more information and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedIn.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2017	2016
	(as reported)	(as reported)	(pro forma adjustments(1))		(pro forma)
Revenues
Franchise fees	$294	$253	$18	(a)	$271
Base and other management fees	83	60	19	(a)	79
Incentive management fees	52	36	14	(a)	50
Owned and leased hotels	300	319	—		319
Other revenues	37	17	—		17
	766	685	51		736
Other revenues from managed and franchised properties	1,395	1,041	298	(b)	1,339
Total revenues	2,161	1,726	349		2,075

Expenses
Owned and leased hotels	272	307	—		307
Depreciation and amortization	89	92	—		92
Impairment loss	—	15	—		15
General and administrative	105	83	—		83
Other expenses	23	18	—		18
	489	515	—		515
Other expenses from managed and franchised properties	1,395	1,041	298	(b)	1,339
Total expenses	1,884	1,556	298		1,854

Operating income	277	170	51		221

Interest expense	(104)	(90)	—		(90)
Loss on foreign currency transactions	(4)	(12)	—		(12)
Loss on debt extinguishment	(60)	—	—		—
Other non-operating income, net	1	2	—		2

Income from continuing operations before income taxes	110	70	51		121

Income tax benefit (expense)	(35)	121	(19)	(c)	102

Income from continuing operations, net of taxes	75	191	32		223
Income from discontinued operations, net of taxes	—	119	—		119
Net income	75	310	32		342
Net income attributable to noncontrolling interests	(1)	(1)	—		(1)
Net income attributable to Hilton stockholders	$74	$309	$32		$341

Weighted average shares outstanding(2)
Basic	330	329		(d)	329
Diluted	331	330		(d)	330

Earnings per share
Basic:
Net income from continuing operations per share	$0.22	$0.58			$0.68
Net income from discontinued operations per share	—	0.36
Net income per share	$0.22	$0.94

Diluted:
Net income from continuing operations per share	$0.22	$0.58			$0.68
Net income from discontinued operations per share	—	0.36
Net income per share	$0.22	$0.94

Cash dividends declared per share(2)	$0.15	$0.21			$0.21
___________

(1)	Pro forma adjustments include the effect of the spin-offs of Park and HGV, excluding amounts reported as discontinued operations. See "Definitions" for additional details.

(2)	Weighted average shares outstanding used in the computation of basic and diluted earnings per share and cash dividends declared per share were adjusted to reflect the Reverse Stock Split.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION AND BRAND
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
U.S.	71.9%	0.8%	pts.	$144.54	1.3%	$103.91	2.5%
Americas (excluding U.S.)	67.2	1.5		123.59	0.5	83.07	2.8
Europe	67.7	4.5		123.21	1.2	83.42	8.4
Middle East & Africa	66.8	3.3		150.79	(6.9)	100.75	(2.1)
Asia Pacific	69.3	6.0		140.69	(3.7)	97.52	5.5
System-wide	70.9	1.6		141.55	0.6	100.42	3.0

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Waldorf Astoria Hotels & Resorts	71.3%	0.1%	pts.	$357.91	1.7%	$255.36	1.8%
Conrad Hotels & Resorts	69.0	2.8		248.82	(5.1)	171.68	(1.1)
Hilton Hotels & Resorts	71.2	2.1		163.82	0.5	116.68	3.6
Curio - A Collection by Hilton	65.9	7.2		156.93	3.8	103.44	16.5
DoubleTree by Hilton	70.3	1.7		131.37	0.8	92.35	3.3
Embassy Suites by Hilton	76.5	1.6		161.41	1.5	123.40	3.6
Hilton Garden Inn	71.3	1.3		127.64	0.4	90.97	2.4
Hampton by Hilton	68.6	1.0		117.54	0.7	80.59	2.3
Homewood Suites by Hilton	75.4	1.9		133.22	0.2	100.45	2.8
Home2 Suites by Hilton	73.7	4.4		111.84	1.4	82.42	7.7
System-wide	70.9	1.6		141.55	0.6	100.42	3.0

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of March 31, 2017

	U.S.		Americas (excluding U.S.)		Europe		Middle East & Africa		Asia Pacific		Total
	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms
Waldorf Astoria Hotels & Resorts	12	6,478	2	1,126	6	1,361	3	703	2	436	25	10,104
Conrad Hotels & Resorts	4	1,316	1	294	4	1,155	4	1,693	16	5,096	29	9,554
Canopy by Hilton	—	—	—	—	1	112	—	—	—	—	1	112
Hilton Hotels & Resorts	242	101,356	42	14,527	142	40,484	52	16,542	92	35,132	570	208,041
Curio - A Collection by Hilton	26	6,427	5	973	2	311	1	201	—	—	34	7,912
DoubleTree by Hilton	331	82,298	22	4,400	89	16,178	13	2,600	48	14,002	503	119,478
Embassy Suites by Hilton	226	53,050	8	1,986	—	—	—	—	—	—	234	55,036
Hilton Garden Inn	610	84,165	39	6,025	53	9,140	6	1,334	16	3,362	724	104,026
Hampton by Hilton	2,079	203,863	97	11,689	54	8,139	—	—	11	1,852	2,241	225,543
Homewood Suites by Hilton	407	46,037	18	2,039	—	—	—	—	—	—	425	48,076
Home2 Suites by Hilton	139	14,379	3	317	—	—	—	—	—	—	142	14,696
Other	2	905	—	—	3	407	1	366	—	—	6	1,678
Hilton Grand Vacations	43	7,840	—	—	5	245	—	—	—	—	48	8,085
Total	4,121	608,114	237	43,376	359	77,532	80	23,439	185	59,880	4,982	812,341

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2017	2016	$	%
Capital expenditures for property and equipment(1)	$9	$16	(7)	(43.8)
Capitalized software costs(2)	9	11	(2)	(18.2)
Contract acquisition costs	13	9	4	44.4
Total capital expenditures	$31	$36	(5)	(13.9)
____________

(1)	Includes expenditures for hotels, corporate and other property and equipment.

(2)	Includes $4 million and $5 million of expenditures that are reimbursed by hotel owners for the three months ended March 31, 2017 and 2016, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS AND
PRO FORMA NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Income from continuing operations attributable to Hilton stockholders, net of taxes, as reported	$74	$192
Diluted EPS from continuing operations, as reported	$0.22	$0.58
Special items:
Loss on debt extinguishment	$60	$—
Transaction costs(1)	10	—
Financing transactions(2)	5	—
Asset dispositions(3)	7	1
Impairment loss	—	15
Tax-related adjustments(4)	—	(153)
Total special items before tax	82	(137)
Income tax expense on special items	(31)	(6)
Total special items after tax	$51	$(143)

Net income, adjusted for special items	$125	$49
Diluted EPS, adjusted for special items	$0.38	$0.15

Net income, adjusted for special items, including pro forma adjustments(5)		$81
Diluted EPS, adjusted for special items, including pro forma adjustments(5)		$0.24
____________

(1)	Includes expenses related to the spin-offs that were recognized in general and administrative expenses.

(2)	Includes expenses incurred in connection with the refinancing of the Term Loans that were recognized in other non-operating income, net.

(3)	Includes severance costs that were recognized in general and administrative expenses from the February 2015 sale of the Waldorf Astoria New York.

(4)	Relates to the release of reserves of unrecognized tax benefits that Hilton has either settled or determined that Hilton was more likely than not to receive the full benefit for.

(5)	Reflects the effect of the spin-offs as if they had occurred on January 1, 2016. See “Definitions—Pro Forma Adjustments” for additional details.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN AND
PRO FORMA ADJUSTED EBITDA and ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended March 31,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Income from continuing operations, net of taxes	$75	$191	$223
Interest expense	104	90	90
Income tax expense (benefit)	35	(121)	(102)
Depreciation and amortization	89	92	92
EBITDA	303	252	303
Loss on foreign currency transactions	4	12	12
Loss on debt extinguishment	60	—	—
FF&E replacement reserve	6	12	12
Share-based compensation expense	25	16	17
Impairment loss	—	15	15
Other adjustment items(1)	26	8	8
Adjusted EBITDA	$424	$315	$367
____________

(1)	Includes adjustments for severance, transaction costs and other items for the three months ended March 31, 2017.

	Three Months Ended March 31,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Total revenues, as reported	$2,161	$1,726	$2,075
Less: other revenues from managed and franchised properties	(1,395)	(1,041)	(1,339)
Total revenues, excluding other revenues from managed and franchised properties	$766	$685	$736

Adjusted EBITDA	$424	$315	$367

Adjusted EBITDA margin	55.4%	46.0%	49.9%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO AND
PRO FORMA NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, in millions)

	March 31,	December 31,
	2017	2016
Long-term debt, including current maturities	$6,629	$6,616
Add: unamortized deferred financing costs and discount	89	90
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	6,718	6,706
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	13	12
Less: cash and cash equivalents	(862)	(1,062)
Less: restricted cash and cash equivalents	(124)	(121)
Net debt	$5,745	$5,535

PRO FORMA RESULTS:

	Three Months Ended		Year Ended	TTM(1)
	March 31,		December 31,	March 31,
	2017	2016	2016	2017
	(as reported)	(pro forma)	(pro forma)	(pro forma)
Income (loss) from continuing operations, net of taxes	$75	$223	$127	$(21)
Interest expense	104	90	394	408
Income tax expense (benefit)	35	(102)	647	784
Depreciation and amortization	89	92	364	361
EBITDA	303	303	1,532	1,532
Gain on sales of assets, net	—	—	(8)	(8)
Loss on foreign currency transactions	4	12	16	8
Loss on debt extinguishment	60	—	—	60
FF&E replacement reserve	6	12	55	49
Share-based compensation expense	25	17	83	91
Impairment loss	—	15	15	—
Other adjustment items(2)	26	8	70	88
Adjusted EBITDA	$424	$367	$1,763	$1,820

Net debt				$5,745

Net debt to Adjusted EBITDA ratio				3.2
____________

(1)
Trailing twelve months ("TTM") March 31, 2017 on a pro forma basis is calculated as the three months ended March 31, 2017 plus the pro forma year ended December 31, 2016 less the pro forma three months ended March 31, 2016.

(2)	Includes adjustments for severance, transaction costs and other items for the three months ended March 31, 2017 and severance and other items for the year ended December 31, 2016.

ACTUAL RESULTS:

	Three Months Ended		Year Ended	TTM(1)
	March 31,		December 31,	March 31,
	2017	2016	2016	2017
Income (loss) from continuing operations, net of taxes	$75	$191	$(8)	$(124)
Interest expense	104	90	394	408
Income tax expense (benefit)	35	(121)	564	720
Depreciation and amortization	89	92	364	361
EBITDA	303	252	1,314	1,365
Gain on sales of assets, net	—	—	(8)	(8)
Loss on foreign currency transactions	4	12	16	8
Loss on debt extinguishment	60	—	—	60
FF&E replacement reserve	6	12	55	49
Share-based compensation expense	25	16	81	90
Impairment loss	—	15	15	—
Other adjustment items(2)	26	8	70	88
Adjusted EBITDA	$424	$315	$1,543	$1,652

Net debt				$5,745

Net debt to Adjusted EBITDA ratio				3.5
____________

(1)	TTM March 31, 2017 is calculated as the three months ended March 31, 2017 plus the year ended December 31, 2016 less the three months ended March 31, 2016.

(2)	Includes adjustments for severance, transaction costs and other items for the three months ended March 31, 2017 and severance and other items for the year ended December 31, 2016.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2017
(unaudited, in millions, except per share data)

	Three Months Ending June 30, 2017
	Low Case	High Case
Income from continuing operations attributable to Hilton stockholders, net of taxes, before special items	$154	$171
Diluted EPS from continuing operations, before special items	$0.47	$0.51

Net income, adjusted for special items	$154	$171
Diluted EPS, adjusted for special items(1)	$0.47	$0.51

	Year Ending December 31, 2017
	Low Case	High Case
Income from continuing operations attributable to Hilton stockholders, net of taxes, before special items	$523	$548
Diluted EPS from continuing operations, before special items	$1.58	$1.65
Special items(2):
Loss on debt extinguishment	$60	$60
Transaction costs	10	10
Financing transactions	5	5
Asset dispositions	7	7
Total special items before tax	82	82
Income tax expense on special items	(31)	(31)
Total special items after tax	$51	$51

Net income, adjusted for special items	$574	$599
Diluted EPS, adjusted for special items(1)	$1.73	$1.81
____________

(1)	Does not include the effect of potential share repurchases.

(2)	See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2017
(unaudited, in millions)

	Three Months Ending June 30, 2017
	Low Case	High Case
Income from continuing operations, net of taxes	$156	$173
Interest expense	99	99
Income tax expense	97	107
Depreciation and amortization	85	85
EBITDA	437	464
FF&E replacement reserve	15	15
Share-based compensation expense	33	33
Other adjustment items(1)	5	(2)
Adjusted EBITDA	$490	$510

	Year Ending December 31, 2017
	Low Case	High Case
Income from continuing operations, net of taxes	$529	$554
Interest expense	403	403
Income tax expense	317	332
Depreciation and amortization	343	343
EBITDA	1,592	1,632
Loss on foreign currency transactions	4	4
Loss on debt extinguishment	60	60
FF&E replacement reserve	50	50
Share-based compensation expense	113	113
Other adjustment items(1)	41	41
Adjusted EBITDA	$1,860	$1,900
____________

(1)	Includes adjustments for severance, transaction costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Pro Forma Adjustments

The unaudited pro forma condensed consolidated statement of operations is based on Hilton's unaudited condensed consolidated statement of operations for the three months ended March 31, 2016 and has been adjusted to reflect the spin-offs of Park and HGV as if they had occurred on January 1, 2016. The unaudited pro forma adjustments are based on estimates, accounting judgments and currently available information and assumptions that Hilton management believes are reasonable. The pro forma adjustments include the following:

(a)
The management and franchise fee revenue related to the management and franchise agreements with Park, effective at completion of the spin-offs, as well as the franchise fee revenue related to the license agreement with HGV, effective at completion of the spin-offs.

(b)
The revenues and expenses for payroll and related costs, certain other operating costs, marketing expenses and other expenses associated with Hilton's brands and shared services that will be directly reimbursed to Hilton by Park under the terms of the management and franchise agreements with Park, effective at completion of the spin-offs.

(c)	The income tax effect of the pro forma adjustments by applying an estimated statutory tax rate of 38 percent.

(d)
Pro forma basic and diluted weighted average shares outstanding were based on the historical weighted average number of common shares outstanding, and the calculation of pro forma diluted weighted average shares outstanding reflects the effect of the spin-offs.

Refer to pro forma financial information included in the Current Report on Form 8-K filed with the SEC on January 4, 2017 for additional details on the pro forma adjustments.

The adjustments in the unaudited pro forma condensed consolidated statement of operations do not include general and administrative expenses that do not meet the requirements to be presented in discontinued operations as they are not specifically related to Park or HGV. Accordingly, the pro forma general and administrative expenses are not necessarily indicative of future general and administrative expenses of Hilton. The unaudited pro forma condensed consolidated statement of operations also does not reflect any cost savings that Hilton believes could have been achieved had the spin-offs been completed on the date indicated.

Trailing Twelve Month Financial Information

This press release also includes certain unaudited financial information for the TTM period ended March 31, 2017, which is calculated as the three months ended March 31, 2017 plus the actual or pro forma year ended December 31, 2016 and less the actual or pro forma three months ended March 31, 2016. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.
Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects income (loss) from continuing operations, net of taxes, excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) furniture, fixtures and equipment ("FF&E")

replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income tax expense are dependent on company specifics, including, among other things, the Company's capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as (i) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (ii) FF&E replacement reserve to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; and (iii) other items that are not core to the Company's operations and are not reflective of the Company's performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under GAAP.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount; and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported, excluding the hotel properties distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,934 hotels in the Company's system as of March 31, 2017, 4,066 hotels were classified as comparable hotels. The 868 non-comparable hotels included 227 properties, or approximately five percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

The Company calculates RevPAR by dividing hotel room revenue by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the actual exchange rates for the three months ended March 31, 2017), unless otherwise noted.